UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 20, 2008

SCHMITT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (503) 227-7908

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 20, 2008, in connection with the closing of the transaction originally reported by Schmitt Industries, Inc. (the “Registrant”) on its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2007, the Registrant, through its wholly owned subsidiary, Schmitt Industries (Canada) Limited, a British Columbia corporation, acquired all of the issued and outstanding common shares (the “Xtero Shares”) of Xtero Datacom Inc., a British Columbia corporation (“Xtero”).  As consideration for the Xtero Shares, the Registrant issued 199,977 shares of the Registrant’s common stock to the Xtero shareholders.  The issuance of these shares was not registered, and was made in reliance upon Section 3(a)(10) of the Securities Act of 1933 (the “Act”), which exempts judicially approved share exchanges from the Act’s registration requirements.  After a hearing upon the fairness of the terms and conditions relating to the issuance of the shares, the Supreme Court of British Columbia approved the issuance and related transaction documents on each of January 29, 2008 and February 14, 2008.  Based upon the closing price of the Registrant’s common stock of $5.90 on February 20, 2008 as reported on the NASDAQ Capital Market, the aggregate value of the Registrant’s shares issued to the Xtero shareholders was approximately $1,179,865.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

February 26, 2008	By:	/s/ Wayne A. Case

Name: Wayne A. Case
Title: President and CEO